Exhibit 10.43

Dated  23 August 2011

(1)                                          Realphone Technology Co., Ltd

(2)                                          VODone Limited

Deed of Release

in connection with the Share Pledge dated 30 September 2010 as amended by the supplementary agreement dated 11 October 2010 and the deed of novation dated 20 December 2010

THIS DEED OF RELEASE  is made on the 23 August 2011

BETWEEN:

(1)                                          Realphone Technology Co., Ltd, a limited liability company incorporated in British Virgin Islands having its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Pledgor”); and

(2)                                          VODone Limited, a limited liability company incorporated in Bermuda having its registered office at Canon’s Court, 22 Victoria Street, Hamilton HM12, Bermuda  (the “Pledgee”)

(The Pledgor and the Pledgee together the “Releasing Parties”, and a “Releasing Party” means any one of them)

WHEREAS:

(A)                                        By an asset purchase agreement dated 30 September 2010 (the “Asset Purchase Agreement”) made between鄺毅勛 (holder of People’s Republic of China Identity Card No. 440781197703022733) of 中國深圳市南山區海怡東方花園2棟3B (“Mr. Kuang”), 胡振寧 (holder of People’s Republic of China Identity Card No. 460024197504132313) of 中國廣東省深圳市福田區花好園B-1座4A (“Mr. Hu”), Bright Way Technology (Hong Kong) Limited and OWX Hong Kong Limited, a company incorporated in Hong Kong having its registered office at Room 3006, Gloucester Tower, The Landmark, 11 Pedder Street, Central, Hong Kong (“OWX HK”), OWX HK agreed to buy from Bright Way Technology (Hong Kong) Limited its assets and business described in the Asset Purchase Agreement;

(B)                                        Pursuant to the Asset Purchase Agreement, Mr. Kuang and Mr. Hu entered into a share pledge (the “Share Pledge”) dated 30 September 2010 in favour of the Pledgee in respect of 28,694,372 shares of the Pledgee and, in total, 30% of the total issued shares of OWX HK as the date thereof;

(C)                                        By a deed of novation dated 11 October 2010 (the “Deed of Novation”) made by and between OWX HK, OWX Holding Co. Ltd., a company incorporated in the British Virgin Islands whose registered address is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “Company”), the Pledgee, Bright Way Technology (Hong Kong) Limited, Mr. Kuang and Mr. Hu, OWX HK agreed, among others, to novate all of its rights and obligations under the Asset Purchase Agreement to the Company;

(D)                                        By a supplementary agreement dated 11 October 2010 (the “Amendment Agreement”), Mr. Kuang, Mr. Hu and the Pledgee agreed, among others, to amend the Share Pledge so that the pledge given by Mr. Kuang and Mr. Hu to the Pledgee will be in respect of 28,694,372 shares of the Pledgee and, in total, 30% of the total issued shares of the Company as of 30 September 2010;

(E)                                         With the consent of the Pledgee and the Company, Mr. Kuang and Mr. Hu transferred 28,694,372 shares of the Pledgee and 60 shares of the Company to the Pledgor on 20 December 2010;

(F)                                          Simultaneously with the transfer stated in (E) above, Mr. Kuang, Mr. Hu and the Pledgor entered into a deed of novation (the “Second Deed of Novation”), by which Mr. Kuang and Mr. Hu agreed, among others, to novate all of their respective rights and obligations under (i) the Asset Purchase Agreement as amended by the Deed of Novation as well as (ii) the Share Pledge as amended by the Amendment Agreement to the Pledgor;

(G)                                        Pursuant to a share swap agreement dated the date hereof (the “Share Swap Agreement”) entered into by the Pledgee, Realphone Technology Co., Ltd, a limited liability company incorporated in the British Virgin Islands whose registered office is situate at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Realphone”), and China Mobile Games and Entertainment Group Limited, a limited liability company incorporated in the Cayman Islands having its registered office at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“CMGE”), Realphone has agreed to sell, and the Pledgee has agreed to purchase, the Realphone Sale Shares (as defined in the Share Swap Agreement);

(H)                                       Pursuant to the Share Swap Agreement, Realphone agreed to enter into a share mortgage dated the date hereof in respect of 22,955,498 shares of the Pledgee owned by Realphone in favour of the Pledgee (the “New Share Mortgage”); and

(I)                                            Consequently, it is the intention of the Releasing Parties to terminate the Share Pledge as amended by the Amendment Agreement and the Second Deed of Novation according to the terms herein.

NOW IT IS HEREBY AGREED as follows:

1.                                               Subject to the execution by Realphone of the New Share Mortgage, the Pledgee hereby  RELEASES AND DISCHARGES  the Pledgor from any and all liabilities and obligations arising under the Share Pledge.

Execution of this deed

2.                                               If the Releasing Parties execute this Deed in separate counterparts, it will take effect as if they had all executed a single copy.  This Deed is intended to be a deed even if any Releasing party’s execution is not in accordance with the formalities required for the execution of deeds.

Governing Law and Submission to Jurisdiction

3.                                               This Deed shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”).

4.                                               Each Releasing Party agrees to submit to the non-exclusive jurisdiction of the Courts of Hong Kong in respect of any proceedings in connection with this Deed.

IN WITNESS WHEREOF this Deed of Release has been executed on the day and year first above written.

EXECUTED AS A DEED and	)	For and on behalf of
THE COMMON SEAL of	)	Realphone Technology Co., Ltd
	)	(Sd.) ZHENG Hua
Realphone Technology Co., Ltd	)	Authorised Signature(s)
was affixed to this Deed	)
in the presence of:	)
)

EXECUTED AS A DEED and	)	For and on behalf of
THE COMMON SEAL of	)	VODone Limited
	)	(Sd.) Hendrick SIN
VODone Limited	)	Authorised Signature(s)
was affixed to this Deed	)
in the presence of:	)
(Sd.) YAN Man Sing Frankie	)